Exhibit 10.1

COMMONWEALTH TELEPHONE ENTERPRISES INC.

     FORM OF NON-MANAGEMENT DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT

     This is a Restricted Stock Units Agreement (“Agreement”), dated “date”, between Commonwealth Telephone Enterprises, Inc. (the “Company” or “CTE”) and “name” (“Grantee”).

     1. Definitions. As used herein:

	(a)	“Award” means the award of Restricted Stock Units hereby granted.

	(b)	“Board” means the Board of Directors of the Company.

	(c)	“Code” means the Internal Revenue Code of 1986, as amended.

	(d)	“Committee” means the Compensation/Pension Committee of the Board.

	(e)	“Date of Grant” means the date first set forth above on which the Company awarded the Restricted Stock Units.

	(f)	“Deferral Date” means the date to which Grantee has elected to defer the receipt of CTE stock with respect to any vesting or previously deferred Restricted Stock Units.

	(g)	“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

	(h)	“Normal Retirement” means age 65 and five years of service or an age greater than 65 when 5 years of service are attained.

	(i)	“Plan” means the Commonwealth Telephone Enterprises, Inc. Non-Management Directors’ Stock Compensation Plan, incorporated herein by reference.

	(j)	“Restricted Period” means, with respect to each Restricted Stock Unit, the period beginning on the Date of Grant and ending on the Vesting Date.

	(k)	“Restricted Stock Units” means any or all of the Units which are the subject of the Award hereby granted. Units represent an unfunded promise by the Company to deliver Shares at a future date.

	(l)	“Shares” means shares of the Company’s common stock, par value $1.00 per share, or any substitute securities issued in substitution for the Company’s common stock pursuant to Paragraph 12.

	(m)	“Vesting Date” means the date on which the restrictions imposed under Paragraph 3 on a Restricted Stock Unit lapse, as provided in Paragraph 4.

2.	Grant of Restricted Stock Units.

Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee #### Restricted Stock Units.

3.	Restrictions on Restricted Stock Units.

Subject to the terms and conditions set forth herein and in the Plan, during the Restricted Period and any period of deferral elected by Grantee under Paragraph 5, Grantee shall not be permitted to sell or pledge the Restricted Stock Units.

4.	Lapse of Restrictions.

(a) Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 3, on each Restricted Stock Unit that has not been forfeited, shall lapse on the Vesting Date; provided, however, that on the Vesting Date, Grantee is, and has from the Date of Grant continuously been, a Non-Management Director of the Company during the Restricted Period.

(b) Subject to Paragraph 4(a), the Vesting Date for the #### Shares of Restricted Stock Units subject to this Award shall be “date”.

(c) Any Restricted Stock Unit (and any related Dividend Equivalents) not yet vested as of the date that a Grantee’s position on the Board of Directors terminates due to death, Disability or Normal Retirement, shall become immediately vested. Any vested portion shall be paid as soon as practicable subject to the provisions of the Plan and, in the case of Normal Retirement, any elective deferral under Paragraph 5.

5.	Deferral of Restricted Stock Units.

(a) Grantee shall have the right, on an annual basis, to defer receipt of CTE stock relative to any vesting or deferred vested Restricted Stock Units provided the election to defer is properly executed sufficiently in advance of the applicable Vesting or Deferral Date to effectively defer U.S. federal income taxation on compensation resulting from settlement of the Restricted Stock Units. Any election to defer shall be for a minimum of one year.

(b) Grantee shall be notified by the Company in advance of any pending Vesting Date or Deferral Date to accommodate the election to receive, or defer receipt of, shares on any vesting or deferred Restricted Stock Units.

6.	Forfeiture of Restricted Stock Units.

(a) Subject to the terms and conditions set forth herein and in the Plan, if Grantee leaves his position on the Board of Directors of the Company during the Restricted Period for any reason other than death, Normal Retirement or Disability, Grantee shall forfeit the Restricted Stock Units as of the date of such termination of service. Upon a forfeiture of the Restricted Stock Units as provided in this Paragraph 6, such Restricted Stock Units shall be deemed cancelled.

(b) The provisions of this Paragraph 6 shall not apply to the Restricted Stock Units after expiration of the Restricted Period.

7.	Rights of Grantee.

(a) Dividends – If the Company issues a dividend, Grantees shall earn dividends in the form of Dividend Equivalents corresponding to the aggregate Restricted Stock Units issued hereunder. Grants of Dividend Equivalents issued during the Restricted Period and prior to the receipt of CTE Common Stock by Grantee, remain subject to vesting and risk of forfeiture on the same basis as the corresponding Restricted Stock Units.

(b) Voting – Holders of Restricted Stock Units will not have voting rights with respect to Restricted Stock Units until such time as the Restricted Stock Unit Award is fully vested and converted to CTE Common Stock.

8.	Notices.

Any notice to the Company under this Agreement shall be made in care of the Committee at the Company’s main office at 100 CTE Drive, Dallas, PA 18612. All notices under this Agreement shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.

9.	Securities Laws.

The Committee may from time to time impose any conditions on the Restricted Stock Units as it deems necessary or advisable to ensure that any Shares issued with respect to the Restricted Stock Units are issued and resold in compliance with applicable federal and state securities laws.

10.	Delivery of Shares.

Upon a Vesting Date, the Company shall notify Grantee that the restrictions on the Restricted Stock Units have lapsed. Unless a prior election has been made to defer receipt of the specified Shares, the Company shall, without payment from Grantee for the Restricted Stock Units, deliver to Grantee a certificate for CTE Shares equal to the Restricted Stock Units and cash or CTE Shares, as determined by the Committee, having a value equal to the accumulated Dividend Equivalents subject to such Vesting Date. Said certificate shall be delivered, without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 9. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount multiplied by the fair market value of a Share on the Vesting Date, as determined by the Committee. Alternatively, the Committee may provide for delivery of CTE Shares and/or cash into a designated brokerage account. In the case of any Restricted Stock Units subject to deferral under Paragraph 5, settlement shall be made at the final applicable Deferral Date (or other applicable settlement date) in the same manner as specified in this Paragraph 10 for settlement at a Vesting Date.

11.	Effect of Change of Control.

In the event of a Change of Control (as defined in the Plan), notwithstanding the vesting schedule set forth in Paragraph 4 above and any deferral of Restricted Stock Units, all of the Restricted Stock Units shall become immediately vested and shall be settled in the manner specified in Paragraph 10.

12.	Miscellaneous.

(a) The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s records.

(b) The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

BY:

Michael J. Mahoney
President and Chief Executive Officer

X_____________________________	_____/____/____
“name”	Date